UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018 (June 22, 2018)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

(954) 776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 22, 2018, the staff of The Nasdaq Stock Market (“Nasdaq”) notified OptimumBank Holdings, Inc. (the “Company”) that the Company did not comply with Nasdaq’s audit committee composition requirements as set forth in Listing Rule 5605 due to the resignation of John Clifford effective March 12, 2018.

Nasdaq Listing Rule 5605(c)(2) requires that a company maintain an audit committee of at least three members, of which each committee member must be an independent director and must not have participated in the preparation of the financial statements of the Company at any time during the last three years. In addition, for purposes of determining whether a lawyer is eligible to serve on an audit committee, Rule 10A-3 under the Act generally provides that any partner in a law firm that receives payments from the issuer is ineligible to serve on that issuer’s audit committee.

Currently, the Company’s Audit Committee is comprised of Directors Moishe Gubin and Martin Z. Schmidt. These two Directors meet the independence rules of Nasdaq Listing Rule 5605. The remaining Directors currently do not meet the independence requirements due to their involvement with the preparation of the Company’s financial statements within the last three years or their firm receiving fees for providing the Company legal services.

Since the Company held its annual meeting of shareholders on May 29, 2018, consistent with Listing Rule 5605(c)(4), Nasdaq has provided the Company with a cure period until September 10, 2018 in order to regain compliance.

The Company has received approval from the regulatory agencies for the appoint Heng Fai Ambrose Chan to the Board and is in process of submitting a second application. These proposed directors currently meet the independence rules and can be immediately appointed to serve on the audit committee.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On June 26, 2018, OptimumBank Holdings, Inc. (the “Company’) appointed Heng Fai Ambrose Chan as a director. He was also appointed as a director of OptimumBank (the “Bank”).

Mr. Heng Fai Ambrose Chan (“Mr. Chan”), a Singaporean who, over the past 40 years, has invested in, restructured, and built many businesses in England, Hong Kong, China, Canada and the United States. Mr. Chan is the controlling shareholder of Heng Fai Enterprises Limited (Hong Kong Stock Exchange Listed, stock code: 185) formerly known as Xpress Group Limited.

Mr. Chan has a special interest in financial services sector. In 1987, Mr. Chan acquired American Pacific Bank, a full-service U.S. commercial bank. He recapitalized and grew the bank’s operations. Under his guidance, American Pacific Bank became a US NASDAQ high asset quality bank, with zero loan losses for over 5 consecutive years before it was ultimately bought and merged into Riverview Bancorp Inc. in 2004.

In recent years, his attention has been focused on the areas of financial restructuring, syndication, funds management, and risk management.

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this Current Report on Form 8-K may not occur. Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of the Company’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that the Company may make, or projections involving anticipated revenues, earnings or other aspects of the Company’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. The Company intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. The Company cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projections upon which the statements are based. All cautionary statements made in this Current Report on Form 8-K should be read as being applicable to all related forward-looking statements wherever they appear.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 28, 2018	By:	/s/ Timothy Terry
Timothy Terry
Principal Executive Officer